UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: February 25, 2013
Date of Earliest Event Reported: February 20, 2013
_________________________________________________

________________________________________________
1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)
(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers
On February 20, 2013, the compensation committee of our board of directors approved the following compensation arrangements for our named executive officers:
Approval of 2013 Equity Awards
On March 15, 2013, our named executive officers will be granted 2013 equity awards under our Boise Inc. Incentive and Performance Plan, the values of which will be as shown in the following table:

Named Executive Officer	2013 Total Long-Term Incentive Award Value ($)	Restricted Stock Units Value (34%) ($)	RONOA Performance Units Value (33%) ($)	Total Stockholder Return Performance Units Value (33%) ($)

Alexander Toeldte President and Chief Executive Officer	$2,360,000	$802,400	$778,800	$778,800

Samuel K. Cotterell Senior Vice President and Chief Financial Officer	550,000	187,000	181,500	181,500

Judith M. Lassa Executive Vice President and Chief Operating Officer (Former Senior Vice President, Paper and Specialty Products)	700,000	238,000	231,000	231,000

Karen E. Gowland Senior Vice President, General Counsel and Secretary	470,000	159,800	155,100	155,100

Note: Effective January 1, 2013, at his request, Robert A. Warren, our former executive vice president and chief operating officer, transitioned to a non-officer role. Mr. Warren will not receive an equity award in 2013.
Restricted Stock Units
The first component of the 2013 equity awards consists of service-condition vesting restricted stock units. One third of the units will vest on March 17, 2014, one third will vest on March 16, 2015, and one third will vest on March 15, 2016, subject to the provisions of the Restricted Stock Unit Award Agreements.
RONOA Performance Units
The second component of the 2013 equity awards consists of performance units based on a RONOA performance goal (our Adjusted Operating Income divided by the sum of Property, Plant and Equipment, Goodwill and Other Intangible Assets, and Operating Working Capital). Fifty percent of the RONOA performance units will vest on March 16, 2015, and the remaining fifty percent will vest on March 15, 2016, subject to the provisions of the RONOA Performance Unit Award Agreements. The number of performance units awarded will be adjusted based on the achievement of RONOA and will be measured for the period beginning January 1, 2013, and ending on December 31, 2014. Target RONOA is 10.0%. The following table identifies adjustment multiples for specified levels of RONOA:

RONOA	Adjustment Multiple

7.9%	30%
8.5%	50%
10.0%	100%
11.5%	150%
13.0%	200%
Total Stockholder Return Performance Units
The final component of the 2013 equity awards consists of performance units based on a Total Stockholder Return (TSR) performance goal. All of the TSR performance units will vest on March 15, 2016, subject to the provisions of the Total Stockholder Return Performance Unit Award Agreements. The number of performance units awarded will be adjusted based on the achievement of Relative Total Stockholder Return (calculated by dividing the number of Comparator Group companies, as defined in the award agreements, with a Total Stockholder Return less than Boise's by the total number of Comparator Group companies, to reach a percentile rank for Boise), and will be measured for the period beginning January 1, 2013, and ending on December 31, 2015. The following table identifies adjustment multiples for specified percentile ranks of Relative Stockholder Return over the performance period:

Total Stockholder Return Percentile Rank	Adjustment Multiple

Below 25th Percentile	—%
25th Percentile	25%
50th Percentile	100%
75th Percentile or Above	175%
The above summaries of the three components of the 2013 equity awards granted to our named executive officers do not purport to be complete and are subject to and qualified in their entirety by reference to the text of the forms of the Restricted Stock Unit Award Agreement, the RONOA Performance Unit Award Agreement, and the Total Stockholder Return Performance Unit Award Agreement filed as Exhibits 99.1, 99.2, and 99.3, respectively, to this current report on Form 8-K. Exhibits 99.1, 99.2, and 99.3 are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Form of 2013 Restricted Stock Unit Award Agreement (Officers)

Exhibit 99.2	Form of 2013 RONOA Performance Unit Award Agreement (Officers)

Exhibit 99.3	Form of 2013 Total Stockholder Return Performance Unit Award Agreement (Officers)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ KAREN E. GOWLAND	By	/s/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary
Date: February 25, 2013

4